UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 14, 2005

Exact name of registrants as specified in
Commission	their charters, address of principal executive	IRS Employer
File Number	offices and registrants' telephone number	Identification Number
1-14465	IDACORP, Inc.	82-0505802
1-3198	Idaho Power Company	82-0130980
1221 W. Idaho Street
Boise, ID 83702-5627
(208) 388-2200

State or Other Jurisdiction of Incorporation: Idaho

None
Former name or former address, if changed since last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

IDACORP, Inc.
IDAHO POWER COMPANY
Form 8-K

ITEM 8.01  OTHER EVENTS.

On May 26, 2004 and June 22, 2004, respectively, two shareholder lawsuits were filed in the U.S. District Court for the District of Idaho against IDACORP, Inc. ("IDACORP") and certain of its directors and officers.  The lawsuits, captioned Powell, et al. v. IDACORP, Inc., et al. and Shorthouse, et al. v. IDACORP, Inc., et al., raised largely similar allegations.  The lawsuits were putative class actions brought on behalf of purchasers of IDACORP stock between February 1, 2002 and June 4, 2002.  On November 1, 2004, IDACORP and the other defendants were served with a purported consolidated complaint, which was filed in the U.S. District Court for the District of Idaho.  IDACORP and the other defendants filed a consolidated motion to dismiss the consolidated complaint on February 9, 2005, and oral argument on the motion was held on May 19, 2005.

On September 14, 2005, Magistrate Judge Mikel H. Williams of the U.S. District Court for the District of Idaho issued a Report and Recommendation that the defendants' motion to dismiss be granted and that the case be dismissed.  The Magistrate Judge determined that the plaintiffs did not satisfactorily plead loss causation (i.e., a causal connection between the alleged material misrepresentation and loss) in conformance with the standards set forth in the recent United States Supreme Court decision of Dura Pharmaceuticals, Inc. v. Broudo, 544 U.S._____, 125 S. Ct. 1627 (2005).  The Magistrate Judge also concluded that it would be futile to afford the plaintiffs an opportunity to file an amended complaint because it did not appear that they could cure the deficiencies in their pleadings.  All parties may file objections to the Magistrate Judge's Report and Recommendation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Dated:  September 16, 2005

IDACORP, Inc.

By:  /s/ Thomas R. Saldin
Thomas R. Saldin
Senior Vice President,
General Counsel and Secretary

IDAHO POWER COMPANY

By:  /s/ Thomas R. Saldin
Thomas R. Saldin
Senior Vice President,
General Counsel and Secretary